Exhibit 10.95


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                                    AGREEMENT

     THIS AGREEMENT, dated as of this 8th day of May, 1998, between and among Thomas F. Reiner ("Reiner") and Sparta Surgical Corporation, a Delaware corporation ("Sparta");

                                WITNESSETH THAT:

     WHEREAS, Reiner has agreed to the cancellation of certain shares of the common stock, $0.002 par value of Sparta (the "Common Stock") listed on Schedule A hereto, which were to have been issued to him by Sparta for the consideration set forth on such Schedule A (the "Shares");

     WHEREAS, Sparta is issuing to Reiner on or about the date hereof, 952,986 shares of Common Stock, which shares are being issued for the consideration set forth on Schedule A hereto, and which shares are to be held in escrow pursuant to the terms of a Stock Escrow Agreement of even date herewith (the "Escrow Agreement"); and

     WHEREAS, in consideration of Reiner's agreement to cancel the Shares and to accept the issuance of shares of Sparta's Common Stock pursuant to the terms and conditions of the Escrow Agreement, Sparta has agreed that certain indebtedness owing from Reiner to Sparta in the amount of approximately $522,000 (the "Indebtedness") be forgiven upon the occurance of certain events, all upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein and in consideration for Reiner's agreement to cancel the Shares before issuance, and each party's entering into this Agreement and the Escrow Agreement, the parties hereto, intending to be legally bound, agree as follows:


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     1. This Agreement shall be effective for a period of six (6) years from the date hereof (the "Term").

     2. During the Term, Sparta agrees that Reiner shall be relieved of any obligation to repay any of the Indebtedness upon the occurance of any the following conditions:

     (a) Upon any "change in control" of Sparta. A "change in control" occurs upon the occurrence of one of the following events, but only if Reiner notifies Sparta in writing of his intention that such event be treated as a change in control (which notice may be given at any time, in the sole discretion of Reiner, during the Term): (i) An event that would be required to be reported in response to Item 5 (f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereof, assuming that Sparta was a reporting company or was otherwise required to file reports under the Exchange Act, (ii) Any "person" (as such term is defined in Sections 13 (d) and 14 (d) (2) of the Exchange Act) who is not currently an owner of securities of Sparta, is or becomes the beneficial owner, directly or indirectly, of securities of Sparta representing 20% or more of the combined voting power of Sparta's then outstanding securities pursuant to a tender offer or otherwise, or
          (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Sparta cease for any reason to constitute at least a majority thereof unless the election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

     (b) Upon the termination of Reiner's employment with Sparta for any reason, upon Reiner's providing Sparta with written notice of his intention that such event be grounds for forgiveness of the Indebtedness (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

     (c) If (i) an order is entered for relief against Sparta, or declaring that Sparta is insolvent, or resulting in a finding that Sparta is insolvent, or if Sparta voluntarily files for bankruptcy, or if similar relief is granted with respect to Sparta, under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors, protection of creditors; (ii) a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official is appointed for such Sparta or for all or any substantial part of Sparta's property; or (iii) if a proceeding is brought under the federal bankruptcy code, Sparta fails to file a proper answer thereto (including a request that the petitioner post adequate bond under Section 303(e) of said code) within thirty days of receipt of notice of said proceeding, upon Reiner's providing Sparta with written notice of his intention that such event be grounds for forgiveness of the Indebtedness (which notice may be given at any time, in the sole discretion of Reiner, during the Term); and


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     (d)  In the event  that  Sparta  has net  sales in  excess of $2.5  Million during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing Sparta with written notice of his
          intention   that  such  event  be  grounds  for   forgiveness  of  the
          Indebtedness (which notice may be given at any time, in the sole discretion of Reiner, during the Term).

     The parties agree and acknowledge that in the event Reiner fails to provide any of the written notices specified in subparagraphs (a) through (d), that the condition shall not be considered to have occurred and that the Indebtedness shall not be considered to have been forgiven. The parties hereto agree that there is a substantial likelihood that one of the conditions set forth in subparagraphs (a) through (d) may be satisfied and that it is appropriate for Sparta to establish a reserve against repayment of the Indebtedness.

     3. This Agreement shall inure to the benefit of and be binding upon Sparta,
and  its   successors   and  assigns,   and  Reiner  and  his  heirs,   personal
representatives or assigns.

     IN WITNESS WHEREOF, Sparta and Reiner have caused this Agreement to be executed by their respective authorized agents.


REINER                                               SPARTA SURGICAL CORPORATION


Thomas F. Reiner                                     Allan J. Korn
----------------------------                         ---------------------------
Thomas F. Reiner                                     Allan Korn, Director,
                                                     duly authorized


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                                   Schedule A
                                   ----------
    Date of         Number of
Original Issuance     Shares                        Consideration
-----------------     ------                        -------------
   7/25/1997          80,000            Reiner's providing his personal guaranty
                                        in an amount up to $250,000 as to the obligations owing from Sparta to its secured lender NationsCredit Commercial
                                        Corporation

   2/10/1998         198,000            Reiner's   personally   guarantying  the
                                        obligations  owing  from  Sparta to John
                                        Landino for the  purpose of  obtaining a
                                        reasonable   settlement  for  Sparta  in
                                        litigation  with  Landino  and  Reiner's
                                        continued  efforts to advance funding to
                                        Sparta through  $200,000 Credit Facility
                                        between  Reiner and Sparta  pursuant  to
                                        that certain  agreement  dated May 1997,
                                        notwithstanding  the unstable  financial
                                        condition  of Sparta,  and to  otherwise
                                        advance   amounts   to   Sparta,    thus
                                        permitting Sparta to avoid a default penalty with Landino

  2/19/1998          299,986            Reiner's giving personal  guaranty as to
                                        $715,000   of   Sparta's   indebtedness,
                                        including:  Lyon  Credit,   $100,000.00,
                                        7/95,  Computer  Lease;  J&C  Resources,
                                        $165,000.00,  12/17/96, Bridge Loan; J&C
                                        Resources,  $375,000.00, 3/17/97, Bridge
                                        Loan;  and  Mercedes  Benz, $ 75,000.00,
                                        8/4/94, Company Auto Lease

  2/25/1998          150,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $250,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations

  4/03/1998           75,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $300,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations

  4/09/1998          150,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $400,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations